UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 25, 2006

L-3 Communications Holdings, Inc. L-3 Communications Corporation
(Exact Name of Registrants as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
001-14141 333-46983	13-3937434 13-3937436
(Commission File Number)	(IRS Employer Identification No.)
600 Third Avenue, New York, New York	10016
(Address of Principal Executive Offices)	(Zip Code)
(212) 697-1111
(Registrants’ Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 25, 2006, L-3 Communications Corporation (the ‘‘Company’’) entered into an amendment (the ‘‘First Amendment’’) to its Amended and Restated Credit Agreement dated July 29, 2005 with the Guarantors and Lenders party thereto and Bank of America, N.A., as administrative agent (the ‘‘Credit Agreement’’) that amends certain provisions of the Credit Agreement.

The First Amendment (i) permits the Company to exclude, as a non-recurring cost, the $125.6 million litigation charge related to the OSI Systems, Inc. matter, more fully described in the Company’s June 30, 2006 quarterly report on Form 10-Q, from the calculation of EBITDA, for the purpose of eliminating the temporary impact on the Company's financial covenants; (ii) excludes certain non-recurring costs of acquired companies incurred prior to the acquisition date, from the pro forma results of acquired companies; (iii) deletes the Senior Leverage Ratio covenant in its entirety; and (iv) clarifies that L-3 Communications Holdings, Inc. may guarantee the indebtedness and other obligations of the Company and its subsidiaries.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.41 hereto and is incorporated herein by reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(D) EXHIBITS.

Exhibit Number	Title
10.41	Form of L-3 Communications Corporation First Amendment to Amended and Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION

By:	/s/ Christopher C. Cambria
	Name:	Christopher C. Cambria
	Title:	Senior Vice President, Secretary and General Counsel

Dated: October 25, 2006